Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-75093) on Form S-8 of Integra Bank Corporation of our report dated April 15, 2004, relating to the financial statements and supplemental schedules of the Integra Bank Corporation Employees’ 401(k) Plan as of and for the year ended December 31, 2003, which appear in the December 31, 2003, annual report on Form 11-K of Integra Bank Corporation

BKD, LLP

Evansville, Indiana
June 25, 2004